Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-63399 on Form S-8 of our report dated June 30, 2025, relating to the financial statements and supplemental schedules of Pursuit Attractions and Hospitality Inc. 401(k) Plan, formerly known as Viad Corp Capital Accumulation Plan, appearing in this Annual Report on Form 11-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

Tempe, Arizona

June 30, 2025